Exhibit 3.57

PAGE 1

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “FIS FLOOD SERVICES, L.P.”, FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO “LPS NATIONAL FLOOD, LP”, THE EIGHTEENTH DAY OF AUGUST, A.D. 2008, AT 10:19 O’CLOCK A.M.

Harriet Smith Windsor, Secretary of State

2509815 8320	AUTHENTICATION: 6797076 DATE: 08-18-08

080878738
You may verify this certificate online
at corp.delaware.gov/authver.shtml

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FIS FLOOD SERVICES, L.P.”, CHANGING ITS NAME FROM “FIS FLOOD SERVICES, L.P.” TO “LPS NATIONAL FLOOD, LP”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF AUGUST, A.D. 2008, AT 10:19 O’CLOCK A.M.

Harriet Smith Windsor, Secretary of State

2509815 8100	AUTHENTICATION: 6797075 DATE: 08-18-08

0808878738
You may verify this certificate online
at corp. delaware.gov/authver.shtml

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State of Delaware
Secretary of State
Division of Corporations
Delivered 10:24 AM 08/18/2008
FILED 10:19 AM 08/18/2008
SRV 080878738 — 2509815 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is FIS Flood Services, L.P.
SECOND: Article 1.03 of the Certificate of Limited Partnership shall be amended as follows:
The name of the Limited Partnership is LPS National Flood, LP
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 8th day of August, A.D. 2008.

General Partner: FNIS Flood Group, LLC.

By	/s/ Todd C. Johnson
General Partner(s)

Todd C. Johnson, EVP, General
Name:	Counsel & Corporate Secretary
Print or Type

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “FNIS FLOOD SERVICES, L.P.”, FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO “FIS FLOOD SERVICES, L.P.”, THE TWENTY-FOURTH DAY OF JULY, A.D. 2007, AT 8 O’CLOCK A.M.

Harriet Smith Windsor, Secretary of State

2509815 8320	AUTHENTICATION: 67970729 DATE: 08-18-08

080878732
You may verify this certificate online
at corp. delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 07/24/2007
FILED 08:00 AM 07/24/2007
SRV 070849837 — 2509815 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is FNIS Flood Services, L.P.
SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:
The name of the Limited Partnership is FIS Flood Services, L.P.
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 18th day of June , A.D. 2007.

FNIS Flood Group, LLC

By:	/s/ Todd C. Johnson
General Partner(s)

Name:	Todd C. Johnson
Print or Type

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/01/2002
020207325 -2509815
FIDELITY NATIONAL FLOOD SERVICES, INC.
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A LIMITED PARTNERSHIP
PURSUANT TO SECTION 266
OF THE
DELAWARE GENERAL CORPORATION LAW
1.	The name of the corporation is Fidelity National Flood Services, Inc. The name under which the corporation was originally incorporated is National Flood Information Services, Inc.

2.	The date of which the original Certificate of Incorporation was filed with the Delaware Secretary of State is May 23, 1995.

3.	The name of the limited partnership into which the corporation is herein being converted is FNIS Flood Services, L.P.

4.	The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

By:	/s/ Eric D. Swenson Authorized Officer

Name:	Eric D. Swenson

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED O9:00 AM 04/01/2002
020207325 — 2509815
FNIS FLOOD SERVICES, L.P.
CERTIFICATE OF LIMITED PARTNERSHIP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I.	The name of the limited partnership is FNIS Flood Services, L.P.

II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of each general partner is as follows:

Name	Mailing address
FNIS Flood Group, LLC	4050 Calle Real
Santa Barbara,CA 93110
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of FNIS Flood Services, L.P,

FNIS Flood Services, L.P.
By:	/s/ Eric D. Swenson
FNIS Flood Group, LLC General Partner

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/23/1995
950114506 — 2509815
CERTIFICATE OF INCORPORATION
OF
NATIONAL FLOOD INFORMATION SERVICES, INC.
A STOCK CORPORATION
     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:
     FIRST: The name of the corporation (the “Corporation”) is National Flood Information Services, Inc.
     SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares which the corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.
     FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.
     SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.
     SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
     EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of

Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
     NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.
     TENTH: The name and mailing address of the incorporator is Gregory P. Wells, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201.
     ELEVENTH: The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

NAME	MAILING ADDRESS
Paul T. Sands, Jr.	171 North Clark Street
32nd Floor
Chicago, Illinois 60601
     IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 23rd day of May, 1995.

/s/ Gregory P. Wells
Gregory P. Wells